                                                           EXHIBIT 5






                                   October 24, 1997







CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Suite 650
Washington, D.C. 20007


               REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-35717)

Ladies and Gentlemen:

          In connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed by CapStar Hotel Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the Company's 8 3/4% Senior

CapStar Hotel Company

Subordinated Notes due 2007 (the "New Notes"). The New Notes are to be offered in exchange for the Company's outstanding 8 3/4% Senior Subordinated Notes due 2007 (the "Existing Notes"). The New Notes will be issued by the Company pursuant to the terms of the Indenture (the "Indenture"), dated as of August 19, 1997, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

          In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

         (i)     the Registration Statement (including the exhibits thereto);

         (ii) the Indenture included as Exhibit 4.1 to the Registration Statement; and

         (iii) the proposed form of the New Notes included as Exhibit 4.3 to the Registration Statement.

         In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including a copy of the amended and restated certificate of incorporation, as amended, and by-laws of the Company certified as in effect on the date hereof by an officer of the Company and copies of minutes and resolutions of the board of directors of the Company, each certified by an officer of the

CapStar Hotel Company

Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         In our examination of the aforesaid documents and in rendering the opinions set forth below, we have assumed, without independent investigation,
(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) the New Notes will be issued as described in the Registration Statement, (iii) the Indenture was duly authorized, executed and delivered by the Trustee, (iv) the Indenture represents a valid and binding obligation of the Trustee and (v) the New Notes will be duly authorized, executed and delivered. We have relied (without independent investigation) upon the factual matters contained in the representations and warranties of the Company made in such documents and upon certificates of public officials and officers of the Company.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

         1. The Indenture represents a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such

CapStar Hotel Company
enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         2. When issued, authenticated and delivered in accordance with the terms of the Indenture, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         Our opinions expressed above are limited to the laws of the State of New York and the Federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

CapStar Hotel Company

         We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.



                                  Very truly yours,

                        /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON